UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2019

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On June 12, 2019, RF Industries, Ltd. (the “Company”) issued a press release announcing information regarding the Company’s financial results for the second quarter of fiscal 2019 and the six month period ended April 30, 2019. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, the Company’s Board of Directors increased the number of directors on the Board of Directors to seven members and appointed Sheryl Cefali to serve as a director, effective immediately. Ms. Cefali was appointed as a Class III director, and will serve until the annual meeting of stockholders at which the Class III directors are elected (which meeting is expected to be held in September 2019) and until her successor has been duly elected and qualified. Ms. Cefali’s committee assignments have not yet been determined.

Ms. Cefali, age 56, is a managing director in the Transaction Opinions practice, which is part of the Corporate Finance Business Unit of Duff & Phelps, LLC. Ms. Cefali is also a member of that firm’s Fairness & Solvency Opinion Senior Review Committee. Prior to joining Duff & Phelps in 1990, Ms. Cefali was a Vice President with Houlihan Lokey. Ms. Cefali received her M.B.A. from the University of Southern California.

There are no arrangements or understandings between Ms. Cefali and any other persons pursuant to which she was chosen as a director of the Company. There are no family relationships between Ms. Cefali and any director, executive officer, or any person nominated or chosen by the Company to become a director. Ms. Cefali is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

For serving on the Board of Directors, Ms. Cefali will receive the standard annual compensation paid to non-executive directors, which compensation will be prorated for the remaining portion of the current fiscal year. Accordingly, upon joining the Board, Ms. Cefali was granted non-qualified stock options to purchase 3,082 shares, which options have an exercise price of $7.50 per share (the closing price of the common stock on June 7, 2019).

William L. Reynolds, one of the Class III directors, on June 7, 2019 informed the Board that he will retire from the Board of Directors immediately before this year’s annual meeting of stockholders. Accordingly, he informed the Board that he does not intend to stand for re-election this year. Mr. Reynolds informed the Board that his retirement is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

The Company from time to time makes presentations at conferences and to analysts, current stockholders, potential investors and others, and has prepared presentation materials that the Company intends to use in this regard. A copy of the presentation materials to be used is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.2 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filings made by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release of RF Industries, Ltd., dated June 12, 2019.
99.2	RF Industries, Ltd. Presentation, June 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 12, 2019	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer